UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 19, 2007

_______________

RENTRAK CORPORATION

(Exact name of registrant as specified in charter)

Oregon

(State or other jurisdiction of incorporation)

0-15159 (Commission File Number)	93-0780536 (IRS Employer Identification No.)

One Airport Center

7700 N.E. Ambassador Place

Portland, Oregon	97220
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:

(503) 284-7581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 19, 2007, the board of directors of Rentrak Corporation (the "Company") amended Article 5 of the Company's bylaws to authorize the issuance of uncertificated shares of the Company's stock. The ability to issue uncertificated shares allows the Company's securities to be eligible for a direct registration system ("DRS"), as required by the NASDAQ Stock Market, LLC. The DRS will allow the Company's shareholders to register shares of the Company's common stock in their names without the issuance of physical certificates and will give the Company's shareholders the ability to electronically transfer shares to brokers.

The amendment to Article 5 of the Company's bylaws is attached as Exhibit 3.1 to this report and is incorporated by reference. The full text of the Company's bylaws, as amended effective December 19, 2007, is attached as Exhibit 3.2 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed with this Form 8-K:

3.1 Amendment to the Bylaws of Rentrak Corporation

3.2 Bylaws of Rentrak Corporation as Amended Through December 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENTRAK CORPORATION
Dated: December 20, 2007	By:	/s/ Mark L. Thoenes
Mark L. Thoenes Executive Vice President and Chief Financial Officer

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